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             SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C.  20549


                      ________________


                          FORM 8-K


                       CURRENT REPORT


               Pursuant to Section 13 or 15(d)
           of the Securities Exchange Act of 1934





Date of Report (Date of earliest event reported)April 3, 1998


             DEAN WITTER REALTY YIELD PLUS II, L.P.
     (Exact name of registrant as specified in its charter)


           Delaware                    0-18149           13-
3469111
(State or other jurisdiction       Commission (I.R.S. Employer
     of  incorporation)       File Number)    Identification
No.)


  Two World Trade Center, New York, New York             10048
   (Address of principal executive offices)     (Zip Code)


Registrant's telephone number, including area code(212) 392-1054


         (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets

Pursuant to a Purchase and Sale Agreement dated as of December 26, 1997, DW Michelson Associates ("DMA"), which is owned 49.19% by the Partnership and 50.81% by Dean Witter Realty Yield Plus, L.P. ("Yield Plus"), an affiliated public partnership, agreed to sell to SC Enterprises ("SCE") DMA's 90% general partnership interest in Michelson Company Limited Partnership (the "Company"), owner of the Michelson property, and two promissory notes (totaling approximately $1.2 million) due from SCE for a negotiated aggregate sale price of $64 million. SCE, an affiliate of the developer of the property, owns the remaining 10% limited partnership interest in the Company. SCE assigned its right to purchase the interest in the Company to Spieker Properties, L.P., which is not affiliated with the Partnership, its affiliated partnerships or SCE.

The sale price was received in cash at closing on April 3, 1998. The Partnership received approximately $31.1 million, representing its share of proceeds, net of closing costs and other deductions.




Item 7.  Financial Statements and Exhibits

(b)  Pro Forma Financial Information

     On a pro forma basis, if the sale of the Michelson property had been consummated on December 31, 1997, the Partnership's Balance Sheet as of such date would have reflected an increase in cash and cash equivalents of $31.2 million, a decrease in investments in unconsolidated partnerships of $18.5 million and an increase in Partners' capital of $12.7 million. For the Statement of Income for the year ended December 31, 1997, if the property was sold at the beginning of 1997, then the Partnership's equity in earnings and net income would have decreased by $0.9 million, and the net income per limited partnership unit of $9.05 would have decreased by $4.85 to $4.20. The pro forma adjustments to the Statement of Income exclude the Partnership's share of the non-recurring gain on the sale of the property.

 (c) Exhibits

     (1)   Purchase and Sale Agreement, dated as of December
     26,  1997,       between  DW Michelson  Associates,  as
     Seller, Michelson Company Limited Partnership, as Acquired Partnership, and SC Enterprises, as Purchaser, First Amendment to Purchase and Sale Agreement dated as of February 13, 1998 and Assignment and Assumption Agreement dated as of April 3, 1998.

                         SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            DEAN WITTER REALTY YIELD PLUS
II, L.P.

                         By:    Dean Witter Realty Yield
Plus II, Inc.
                            Managing General Partner



Date:                    April 20, 1998 By:  /s/E. Davisson
Hardman, Jr.
                            E. Davisson Hardman, Jr.
                            President

  Exhibit Index for Dean Witter Realty Yield Plus II, L.P.



Exhibit
  No.      Description

     10(m) Purchase and Sale Agreement, dated as of December 26, 1997 between DW Michelson Associates, as Seller, Michelson Company Limited Partnership, as Acquired Partnership, and SC Enterprises, as Purchaser, First Amendment to Purchase and Sale
     Agreement dated as of    February 13, 1998 and
     Assignment and Assumption Agreement dated as of April 3, 1998.

























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